EXHIBIT 4.3

                          FIDELITY D & D BANCORP, INC.

                  2000 INDEPENDENT DIRECTORS STOCK OPTION PLAN


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                          FIDELITY D & D BANCORP, INC.

                  2000 INDEPENDENT DIRECTORS STOCK OPTION PLAN


     1. Company Purpose. The 2000 Independent Directors Stock Option Plan (the
        ----------------
"Plan") is established to advance the development, growth and financial condition of Fidelity D & D Bancorp, Inc. (the "Company") and its subsidiaries, by providing an incentive, through participation in the appreciation of the capital stock of the Company, and thereby securing, retaining and motivating members of the Company's Board of Directors who are not officers or employees of the Company or any subsidiary thereof (the "Outside Directors").

     2. Term. The Plan shall become effective as of the date it is adopted by
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the Company's Board of Directors (the "Board"), and shall be presented for approval at the next meeting of the Company's shareholders. Any and all options and rights awarded under the Plan (the "Awards") before it is approved by the Company's shareholders shall be conditioned upon, and may not be exercised before, receipt of shareholder approval, and shall lapse upon failure to receive such approval. Unless previously terminated by the Board, the Plan shall terminate on, and no options shall be granted after the tenth anniversary of the effective date of the Plan; however, the Plan and all Awards made under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

     3. Stock. The shares of the Company's common stock, without par value (the
        ------
"Common Stock"), issuable under the Plan shall not exceed 50,000 shares. The amount of Common Stock issuable under the Plan may be adjusted pursuant to
Section 10 hereof. The Common Stock issuable hereunder may be either authorized and unissued shares of Common Stock, or authorized shares of Common Stock issued by the Company and subsequently reacquired by it as treasury stock, or shares purchased in open market transactions. Under no circumstances shall fractional shares be issued under the Plan. The Company's failure to obtain any governmental authority deemed necessary by the Company's legal counsel for the proper grant of the stock options under this Plan and/or the issuance of Common Stock under the Plan shall relieve the Company of any duty or liability for the failure to grant stock options under the Plan and/or issue Common Stock under the Plan as to which such authority has not been obtained.

     4. Stock Options. Stock options shall be granted under the Plan to each
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Outside Director of the Company, annually, on the first business day of January
(the "Grant Date"), with the first award of options to be made hereunder on January 2, 2001. Each Outside Director who is a member of the Company's Board of Directors on the Grant Date shall be awarded stock options to purchase 500 shares of Common Stock (the "Stock Options") under the following terms and conditions:

          (a) The time period during which any Stock Option is exercisable shall be ten (10) years after the date of grant.

          (b) If a director, who has received an award pursuant to the Plan, ceases to be a



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     member of the Board of Directors for any reason, the director may exercise the Stock Option not more than twelve (12) months after such cessation. If a director, who has received an award pursuant to the Plan dies, the director's qualified personal representative, or any person who acquires a Stock Option pursuant to the director's Will or the laws of descent and distribution, may exercise such Stock Option during its remaining term for a period of not more than twelve (12) months after the director's death to the extent that the Stock Option would then be and remains exercisable.

          (c) The purchase price of a share of Common Stock subject to a Stock Option shall be the fair market value of the Common Stock on the date of grant, as determined under Section 6 hereof.

          (d) The Stock Option shall be made by a written agreement in the form, attached hereto as Exhibit "A," with such changes therein as may be determined by the Committee (as such term is defined in Section 12 hereof) (the "Stock Option Agreement").

     5. Exercise. Except as otherwise provided in the Plan, a Stock Option may
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be exercised in whole or in part by giving written notice thereof to the
Secretary of the Company, or his designee, identifying the Stock Option being exercised, the number of shares of Common Stock with respect thereto, and other information pertinent to the exercise of the Stock Option. The purchase price of the shares of Common Stock with respect to which a Stock Option is exercised shall be paid with the written notice of exercise, either in cash or in Common Stock, which has been held by the director for at least six (6) months, at its then current fair market value, or any combination of cash or Common Stock. Funds received by the Company from the exercise of any Stock Option shall be used for its general corporate purposes. The number of shares of Common Stock subject to a Stock Option shall be reduced by the number of shares of Common Stock with respect to which the director has exercised rights under the related Stock Option Agreement.

     If the Company or its shareholders execute an agreement to dispose of all or substantially all of the Company's assets or capital stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the Company's shareholders as of immediately before such transaction will not own at least fifty percent (50%) of the total combined voting power of all classes of voting capital stock of the surviving entity (be it the Company or otherwise) immediately after the execution of such transaction, thereupon any and all outstanding Stock Options shall immediately become exercisable until the consummation of such transaction, or if not consummated, until the agreement therefor expires or is terminated, in which case thereafter all Stock Options shall be treated as if the agreement never had been executed. If during any period of two (2) consecutive years, the individuals, who at the beginning of such period, constituted the Board of Directors, cease for any reason to constitute at least a majority of the Board of Directors (unless the election of each director of the Board of Directors, who was not a director of the Board of Directors at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) thereupon any and all outstanding Stock Options shall immediately become exercisable. If there is an actual, attempted or threatened change in the ownership of at least twenty-five percent (25%) of any class of voting stock of

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the Company through the acquisition of, or an offer to acquire, such percentage of the Company's voting stock by anyperson or entity, or persons or entities acting in concert or as a group, and such acquisition or offer has not been duly approved by the Board of Directors, thereupon any and all outstanding Stock Options shall immediately become exercisable.

     6. Value. Where used in the Plan, the "Fair Market Value" of Common Stock
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shall mean and be determined as follows: (i) in the event that the Common Stock is listed on an established exchange, the closing price of the Common Stock on the Stock Option's Grant Date or, if no trade occurred on that day, on the next preceding day on which a trade occurred; or (ii) in the event that the Common Stock is not listed on an established exchange, but is then quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the average of the closing bid and asked quotations of the Common Stock for the five (5) trading days immediately preceding the Grant Date. In either case, in the event that no closing bid or asked quotation is available on one (1) or more of such trading days, the fair market value shall be determined by reference to the five (5) trading days immediately preceding the Grant Date on which closing bid and asked quotations are available.

     7. Continued Relationship. Nothing in the Plan or in any Stock Option shall
        -----------------------
confer upon any director any right to continue his/her relationship with the Company as a director, or limit or affect any rights, powers or privileges that the Company or its affiliates may have to supervise, discipline and terminate such director, and the relationships thereof.

     8. General Restrictions. The Board of Directors may require, in its
        ---------------------
discretion, (a) the listing, registration or qualification of the Common Stock issuable pursuant to the Plan on any securities exchange or under any federal or state securities or other laws, (b) the approval of any governmental authority, or (c) an execution of an agreement by any director with respect to disposition of any Common Stock (including, without limitation, that at the time of the director's exercise of the Stock Option, any Common Stock thereby acquired is being and will be acquired solely for investment purposes and without any intention to sell or distribute the Common Stock). If the Board of Directors so requires, then Stock Options shall not be exercised, in whole or in part, unless such listing, registration, qualification, approval or agreement has been appropriately effected or obtained to the satisfaction of the Board of Directors and legal counsel for the Company. Notwithstanding anything to the contrary herein, a director shall not sell, transfer or otherwise dispose of any shares of Common Stock acquired pursuant to a Stock Option unless at least six (6) months have elapsed from the date the Stock Option was granted and, in any event, the transfer or disposition is made in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and as the same may be amended from time to time.

     9. Rights. Except as otherwise provided in the Plan, a director shall have
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no rights as a holder of the Common Stock subject to a Stock Option unless and until one or more certificates for the shares of Common Stock are issued and delivered to the director. No Stock Option, or the grant thereof, shall limit or affect the right or power of the Company or its affiliates to adjust, reclassify, recapitalize, reorganize or otherwise change its or their capital or business structure, or to merge, consolidate, dissolve, liquidate or sell any or all of its or their business, property or assets.


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     10. Adjustments. In the event that the shares of Common Stock of the
         ------------
Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of Common Stock or other securities of the Company or of other securities of the Company or of another corporation or entity (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, stock split or similar transaction, then, there shall be substituted for or added to each share of Common Stock of the Company that was theretofore appropriated, or that thereafter may become subject to a Stock Option under the Plan, the number and kind of shares of Common Stock or other securities into which each outstanding share of the Common Stock of the Company shall be so changed or for which each such share shall be exchanged or to which each share shall be entitled, as the case may be. Each outstanding Stock Option shall be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

     If there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or of any Common Stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the members of the Board of Directors shall, in their sole discretion, determine that the change equitably requires an adjustment in any Stock Option that was theretofore granted or that may thereafter be granted under the Plan, then such adjustment shall be made in accordance with the determination.

     The grant of a Stock Option pursuant to the Plan shall not affect, in any way, the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

     Fractional shares resulting from any adjustment in a Stock Option pursuant to this Section 10 may be settled as a majority of the members of the Board of Directors shall determine.

     To the extent that the foregoing adjustments relate to Common Stock or securities of the Company, such adjustments shall be made by a majority of the members of the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Company to each holder of a Stock Option that is so adjusted.

     11. Assumption of Obligations under The Fidelity Deposit and Discount Bank
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1998 Independent Directors Stock Option Plan. The Plan shall replace The
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Fidelity Deposit and Discount Bank 1998 Independent Directors Stock Option Plan,
as assumed by the Company pursuant to the Plan of Reorganization dated December 21, 1999, by and among the Company, The Fidelity Deposit and Discount Bank and The Fidelity Deposit and Discount Interim Bank, and the related Plan of Merger, dated December 21, 1999, by and between The Fidelity Deposit and Discount Bank and The Fidelity Deposit and Discount Interim Bank. No further awards shall be made under or pursuant to the 1998 Independent Directors Plan upon the effective date of the Plan. To the extent any stock options under the 1998 Independent Directors Stock Option Plan remain unexercised, the Company has assumed all obligations of The Fidelity Deposit and Discount Bank under such outstanding options, pursuant to the aforesaid Plan

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of Reorganization and Plan of Merger and subject to adjustment for the exchange ratio of the Company's common stock for the Bank's common stock stated therein. Upon the receipt of shareholder approval for the Plan, each holder of an outstanding option under the 1998 Independent Directors Stock Option Plan shall be entitled to receive, in cancellation of, and in substitution for, such option, a new option under the Plan to acquire shares of common stock of the Company, with the number of shares and the exercise price adjusted by the exchange ratio of the Company's common stock for the Bank's common stock stated in the Plan of Reorganization and Plan of Merger. Otherwise, such outstanding stock options under the prior 1998 Independent Directors Stock Option Plan shall remain in effect until they have been exercised, satisfied, cancelled or terminated in accordance with their terms and the aforesaid Plan of Reorganization and Plan of Merger.

     12. Forfeiture. Notwithstanding anything to the contrary in this Plan, if
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an option holder is engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his relationship with the Company or its affiliates, or has disclosed trade secrets of the Company or its affiliates, the option holder shall forfeit all rights under and to all unexercised Stock Options, and all exercised Stock Options for which the Company has not yet delivered certificates for shares of Common Stock, and all rights to receive Stock Options shall be automatically canceled.

     13. Administration. The ability to control and manage the operation and
         ---------------
administration of the Plan shall be vested in the Board of Directors or in a committee of two or more members of the Board of Directors, selected by the Board of Directors (the "Committee"). The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make any and all determinations that may be necessary or advisable for the administration of the Plan. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

     14. Miscellaneous. Any reference contained in this Plan to a particular
         --------------
section or provision of law, rule or regulation shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, transactions under this Plan are intended to comply with all applicable conditions of the rules and the regulations promulgated thereunder or any successor rules that may be promulgated by the Securities and Exchange Commission. To the extent any provision of this Plan fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law, subject to the provisions of Section 15, below. Where used in this Plan, the plural shall include the singular, and, unless the context otherwise clearly requires, the singular shall include the plural and the masculine shall include the feminine. The captions of the numbered Sections contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.

     15. Transferability. Except as otherwise provided by the Board of
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Directors, Stock Options granted under the Plan are not transferable except as designated by the participant by will and the laws of descent and distribution.

     16. Amendment. The Plan may be amended, suspended or terminated, without
         ----------
notice, by a
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majority vote of the Board of Directors of the Company. Notwithstanding the
foregoing, no amendment of the Plan shall, without the consent of the effected participant, alter or impair any rights or obligations enjoyed by such participant under any unexercised Stock Option.

     17. Taxes. The issuance of shares of Common Stock under the Plan shall be
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subject to any applicable taxes or other laws or regulations of the United
States of America and any state or local authority having jurisdiction there over.

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                                       END
                                  - - - - - - -



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                                    EXHIBIT A


                          FIDELITY D & D BANCORP, INC.

                  2000 INDEPENDENT DIRECTORS STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT



     A STOCK OPTION (the "Stock Option") for          (       ) shares of common
                                            ---------- -------
stock, without par value (the "Common Stock"), of Fidelity D & D Bancorp, Inc., a Pennsylvania business corporation, is hereby granted to
                                                          ----------------------

(the "Director"), subject in all respects to the terms and provisions of the Fidelity D & D Bancorp, Inc. 2000 Independent Directors Stock Option Plan (the "Plan"). The option price as determined under Section 6 of the Plan is
$                per share.
----------------

     This Stock Option shall vest and become exercisable six (6) months from the date of this Agreement. This Option may not be exercised more than ten (10) years from the date of grant, and may be exercised during such term only in accordance with the terms of the Plan and this Agreement.





ATTEST:                                   FIDELITY D & D BANCORP, INC.


                                          By
-----------------------------------          -----------------------------------
Secretary                                                            , President


Dated:
        --------------------------


     The Director acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof. The Director hereby accepts this Stock Option subject to all the terms and provisions of the Plan.

Dated:
        --------------------------

                                          --------------------------------------
                                          Director

                 [OPTIONAL PARAGRAPH RE: TRANSFERABLE OPTIONS]

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          (With the Approval of the Committee, on an individual basis)

     With the prior approval of the Committee or the Board of Directors, as the case may be, this Stock Option may be transferred, for no consideration, to or for the benefit of the Director's Immediate Family (including, without limitation, to a trust for the benefit of the Director's Immediate Family or to a partnership or a limited liability company for one or more members of the Director's Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Stock Option prior to such transfer. The foregoing right to transfer the Stock Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Stock Option. The term "Immediate Family" shall mean the Director's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Director).



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